Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 1 (File Number 333-255586) of our report dated March 30, 2021, with respect to our audit of the consolidated financial statements of LifeMD, Inc. as of December 31, 2020 and for the year ended December 31, 2020, which appear in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey
May 20, 2021